Exhibit (a)(1)(B)

Letter of Transmittal to Tender Shares of Common Stock of

Lifeway Foods, Inc.

In connection with its

Offer to Purchase for Cash
Up to $6,000,000 of Shares of its Common Stock
At a Purchase Price Not Less Than $8.50 Per Share and
Not More Than $9.50 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 25, 2017 UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

METHOD OF DELIVERY OF THE CERTIFICATE(S) IS AT THE OPTION AND RISK OF THE OWNER THEREOF. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY.

Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your shares, to Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A. (the “Depositary”) as follows:

By First Class Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Registered, Certified or Express Mail, or Overnight Courier: Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

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Pursuant to the Offer, the undersigned encloses herewith and tenders the following certificate(s) representing shares of common stock of Lifeway Foods, Inc.:

❶ DESCRIPTION OF SHARES TENDERED (See Instructions 1, 13 and 14)
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s))	Shares Tendered (attach additional list if necessary)
Certificated Shares*
	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)	Book-Entry Shares Tendered	Number of Shares Tendered*

Total Shares

* If you wish to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Unless otherwise indicated, it will be assumed that all shares of common stock represented by certificates or book-entry shares described above are being tendered hereby.

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CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION HAVE THE MEANINGS
ASCRIBED TO THEM IN THE OFFER TO PURCHASE (AS DEFINED BELOW)

YOU SHOULD READ CAREFULLY THIS LETTER OF TRANSMITTAL, INCLUDING THE
ACCOMPANYING INSTRUCTIONS, BEFORE YOU COMPLETE IT. FOR THIS LETTER OF
TRANSMITTAL TO BE VALIDLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT
ONE OF THE ABOVE ADDRESSES BEFORE THE OFFER EXPIRES (IN ADDITION TO THE OTHER
REQUIREMENTS DETAILED IN THIS LETTER OF TRANSMITTAL AND ITS INSTRUCTIONS).

I/we, the undersigned, hereby tender to Lifeway Foods, Inc., an Illinois corporation (the “Company”), the share(s) identified below pursuant to the Company’s offer to purchase for cash shares of its common stock, no par value (the “shares”), pursuant to (i) auction tenders at prices specified by the tendering shareholders of not less than $8.50 and not more than $9.50 per share or (ii) purchase price tenders, in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase, dated June 26, 2017 (the “Offer to Purchase”), and in this Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”). This Letter of Transmittal is to be completed only if (a) certificates for shares are being forwarded herewith or (b) a tender of book-entry shares is being made to the account maintained by The Depository Trust Company (“DTC”) pursuant to Section 3 of the Offer to Purchase and the tender is not being made pursuant to DTC’s Automated Tender Offer Program (“ATOP”). I/we certify that I/we have complied with all requirements as stated in the instructions included in this Letter of Transmittal, am/are the registered holder(s) of the shares represented by the enclosed certificate(s), have full authority to tender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the shares represented by the enclosed certificate(s) are free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever and that when, as and if the shares tendered hereby are accepted for payment by the Company, the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities and the same will not be subject to any adverse claim or right. I/we make the representation and warranty to the Company set forth in Section 3 of the Offer to Purchase under the caption “Tendering Shareholder’s Representation and Warranty; Our Acceptance Constitutes an Agreement” and understand that the tender of shares made hereby constitutes an acceptance of the terms and conditions of the Offer (including if the Offer is extended or amended, the terms and conditions of such extension or amendment). Subject to, and effective upon, acceptance for purchase of, and payment for, shares tendered herewith in accordance with the terms of the Offer, I/we hereby (a) irrevocably sell, assign and transfer to, or upon the order of, the Company, all right, title and interest in and to all shares that are being tendered hereby, (b) waive any and all rights with respect to the shares, (c) release and discharge the Company from any and all claims I/we may have now, or may have in the future, arising out of, or related to, the shares and (d) irrevocably constitute and appoint the Depositary as my/our true and lawful agent and attorney-in-fact with respect to any such tendered shares, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver certificates representing such shares, or transfer ownership of such shares on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to the Company, (ii) present such shares for transfer on the relevant security register and (iii) receive all benefits or otherwise exercise all rights of beneficial ownership of such shares (except that the Depositary will have no rights to, or control over, funds from the Company, except as agent for tendering holders, for the consideration payable pursuant to the Offer).

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❷ Signature (See Instructions 2 and 12): This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X

❸ Form W-9 (Backup Withholding) (See Instruction 3)
PLEASE SEE THE SECTION ENTITLED “IMPORTANT U.S. TAX INFORMATION FOR HOLDERS” AND THE ACCOMPANYING FORM W-9 AND INSTRUCTIONS THERETO TO CERTIFY YOUR EMPLOYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. TAXPAYER.

Please note that the Depositary or other withholding agent may withhold a portion of the proceeds (currently at a 28% rate) as required by the Internal Revenue Service (“IRS”) if the Employer Identification Number or Social Security Number is not properly certified on our records.

If you are a non-U.S. taxpayer, in order to establish an exemption from backup withholding, please complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W8EXP, as applicable (which may be obtained on the IRS website (www.irs.gov)). The Depositary or other withholding agent will generally withhold tax at a 30% rate (subject to certain exceptions) on payments made to non-U.S. shareholders pursuant to the Offer, unless the Depositary or other withholding agent determines that a reduced rate under an applicable income tax treaty or exemption from withholding is applicable.

Signature of Shareholder Date Daytime Telephone # X
Signature of Shareholder Date Daytime Telephone #

I/we understand that the tender of shares constitutes a representation and warranty to the Company that the undersigned has/have a NET LONG POSITION in the shares or other securities exercisable or exchangeable therefor and that such tender complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended. I/we authorize the Company to withhold all applicable taxes and tax-related items legally payable by the undersigned.

Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration (attach additional list if necessary). If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary

1st                                  2nd                                  3rd                                   4th                                  5th

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❹Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered (See Instruction 4):

By checking one of the following boxes below instead of the box under Section 5, “Purchase Price Tender,” you are tendering shares at the price checked. This election could result in none of your shares being purchased if the Purchase Price selected by the Company for the shares is less than the price checked below. If you wish to tender shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price, unless previously and validly withdrawn. (See Section 3 and Section 4 of the Offer to Purchase and Instruction 4 to this Letter of Transmittal)

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
CHECK ONLY ONE BOX.

IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES

(Shareholders who desire to tender shares at more than one price must complete a separate
Letter of Transmittal for each price at which shares are tendered.)

☐ $8.50 ☐ $8.55 ☐ $8.60 ☐ $8.65 ☐ $8.70 ☐ $8.75	☐ $8.80 ☐ $8.85 ☐ $8.90 ☐ $8.95 ☐ $9.00 ☐ $9.05	☐ $9.10 ☐ $9.15 ☐ $9.20 ☐ $9.25 ☐ $9.30 ☐ $9.35	☐ $9.40 ☐ $9.45 ☐ $9.50

❺ Purchase Price Tender (See Instruction 5):
☐

By checking this one box instead of one of the price boxes under Section 4, “Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered,” you are tendering shares and are willing to accept the Purchase Price selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your shares pursuant to the Offer (subject to proration). Note that this election is deemed to be a tender of shares at the minimum price under the Offer of $8.50 per share and could cause the purchase price in the Offer to be lower and could result in the tendered shares being purchased at the minimum price under the Offer of $8.50 per share. (See Section 3 of the Offer to Purchase and Instruction 5 to this Letter of Transmittal)

❻ Odd Lots (See Instruction 6)

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding a total of fewer than 100 shares may have their shares tendered at or below the Purchase Price accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or
☐

is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

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CONDITIONAL TENDER

As described in Section 6 of the Offer to Purchase, a tendering shareholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of the shares tendered. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Shareholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering shares. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐ The minimum number of shares that must be purchased from me/us, if any are purchased from me/us, is: _______________________shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐ The tendered shares represent all shares held by the undersigned.

❼
Special Payment Instructions
(See Instruction 7)

If you want your check for cash and/or Certificate(s) for shares not tendered or not purchased to be issued in another name, fill in this section with the information for the new account name. A Signature Guarantee is required here.

____________________________

Name (Please Print First,
   Middle & Last Name)

____________________________

Address (Number and Street)

____________________________
(City, State & Zip Code)

____________________________

(Employer Identification Number

or Social Security Number)

Signature Guarantee Medallion

Apply Medallion Guarantee
Stamp Below

____________________________
(Title of Officer Signing this Guarantee)

____________________________
(Name of Guarantor — Please Print)

____________________________
(Address of Guarantor Firm)

❽
Special Delivery Instructions
(See Instruction 8)

Fill in ONLY if mailing check for cash and/or Certificate(s) for shares not tendered or not purchased to be issued to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. A Signature Guarantee is required here. Mailing certificate(s) and/or check(s) to:

___________________________

Name (Please Print First, Middle & Last Name)

____________________________
Address (Number and Street)

____________________________
(City, State & Zip Code)

____________________________
(Employer Identification Number or Social Security Number)

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INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.	The certificated shares and/or book-entry shares you own are shown in Box 1. Please indicate the total number of certificated shares and/or book-entry shares you are tendering in Box 1.

2.	Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 2 after completing all other applicable sections and return this form in the enclosed envelope. If your shares are represented by physical stock certificates, include them in the enclosed envelope as well.

3.	PLEASE SEE THE SECTION ENTITLED “IMPORTANT U.S. TAX INFORMATION FOR HOLDERS” AND THE ACCOMPANYING IRS FORM W-9 AND INSTRUCTIONS THERETO TO CERTIFY YOUR EMPLOYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. TAXPAYER. Please note that the Depositary or other withholding agent may withhold a portion of your proceeds (28% under current law) as required by the IRS if the Employer Identification Number or Social Security Number is not properly certified on our records. If you are a non-U.S. taxpayer, in order to establish an exemption from backup withholding, please complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable (which may be obtained on the IRS website (www.irs.gov)). The Depositary or other withholding agent will generally withhold tax at a 30% rate (subject to certain exceptions) on payments made to non-U.S. shareholders pursuant to the Offer, unless the Depositary or other withholding agent determines that a reduced rate under an applicable income tax treaty or exemption from withholding is applicable.

4.	Indication of Price at Which Shares are Being Tendered. If you want to tender your shares at a specific price within the $8.50 to $9.50 range, you must properly complete the pricing section of this Letter of Transmittal, which is called “Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered.” You must check ONLY ONE BOX in the pricing section. If more than one box is checked or no box is checked, your shares will not be validly tendered. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. However, the same shares cannot be tendered at more than one price, unless previously and validly withdrawn as provided in Section 4 of the Offer to Purchase.

5.	By checking the box in Section 5 instead of one of the price boxes in Section 4, you are tendering shares and are willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your shares pursuant to the Offer (subject to proration). Note that this election is deemed to be a tender of shares at the minimum price under the Offer of $8.50 per share for purposes of determining the Purchase Price in the Offer, and could cause the purchase price in the Offer to be lower and could result in your shares being purchased at the minimum price under the Offer of $8.50 per share. See Section 3 of the Offer to Purchase.

6.	As described in Section 1 of the Offer to Purchase, if the Company is to purchase fewer than all shares validly tendered before the Expiration Time and not validly withdrawn, the shares purchased first will consist of all shares validly tendered by any shareholder who owned, beneficially or of record, an aggregate of fewer than 100 shares, and who tenders all of the holder’s shares at or below the purchase price. This preference will not be available to you unless you complete Box 6 in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. Please see Section 1 of the Offer to Purchase under the caption “Odd Lots” for additional information regarding Box 6.

7.	If you want your check for cash and/or certificate(s) for shares not tendered or not purchased to be issued in another name, fill in Box 7 with the information for the new account name. If you complete Box 7, your signature(s) must be guaranteed.

8	Complete Box 8 only if the proceeds of this transaction and/or any unaccepted shares are to be issued to a person other than the registered holder or sent to a different address. If you complete Box 8, your signature(s) must be guaranteed.

9.	If any stock certificate representing shares that you own has been lost, stolen or destroyed, please contact the Depositary promptly to obtain instructions as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Please contact the Depositary immediately to permit timely processing of the replacement documentation.

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10.	Shareholders who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Time may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase and thereafter timely delivering the shares subject to such notice of guaranteed delivery in accordance with such procedures.

11.	The Company will determine in its sole discretion the number of shares to accept, and the validity, eligibility and acceptance for payment of any tender. There is no obligation to give notice of any defects or irregularities to shareholders. See Section 3 of the Offer to Purchase for additional information. Any such determinations will be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the Company’s opinion, be unlawful. The Company also reserves the right to waive any defect or irregularity in the tender of any particular shares, and the Company’s interpretation of the terms of the Offer, including these instructions, will be final and binding on all parties. No tender of shares will be deemed to be validly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Dealer Managers, the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

12.

If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered owner(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution. If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, or if payment is to be made or certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution. See Section 3 of the Offer to Purchase. Signature guarantees are also required if either Box 7, “Special Payment Instructions” or Box 8, “Special Delivery Instructions” are completed.

The tendering holder will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

13.	If the space provided in Box 1 above is inadequate, the certificate numbers and/or the number of shares should be listed on a separated signed schedule that should be attached hereto.

14.	Partial Tenders (Not Applicable to Shareholders Who Tender by Book-Entry Transfer). If fewer than all the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in Box 1. In that case, if any tendered shares are purchased, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the acceptance for payment of, and payment for, the shares tendered herewith. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

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15.	In participating in the Offer, the tendering shareholder acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the tendering shareholder is voluntarily participating in the Offer; (3) the future value of the shares is unknown and cannot be predicted with certainty; (4) the tendering shareholder has received the Offer to Purchase and the Letter of Transmittal, as amended or supplemented; (5) any foreign exchange obligations triggered by the tendering shareholder’s tender of shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the tendering shareholder acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the tendering shareholder authorizes the Company to withhold all applicable Tax Items that the Depositary or other withholding agent is legally required to withhold. The tendering shareholder consents to the collection, use and transfer, in electronic or other form, of the tendering shareholder’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal and legal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

IMPORTANT U.S. TAX INFORMATION FOR HOLDERS

This is a summary only of certain U.S. federal income tax considerations. Shareholders should consult with their own tax advisors regarding the tax consequences with respect to their particular circumstances.

In order to avoid backup withholding of U.S. federal income tax on payments pursuant to the Offer, a U.S. shareholder tendering shares must, unless an exemption applies, provide the Depositary or other withholding agent with such shareholder’s correct taxpayer identification number (“TIN”), certify under penalties of perjury that such TIN is correct (or that such shareholder is waiting for a TIN to be issued), and provide certain other certifications by completing the IRS Form W-9 included in this Letter of Transmittal. If a shareholder does not provide his, her or its correct TIN or fails to provide the required certifications, the IRS may impose certain penalties on such shareholder and payment to such shareholder pursuant to the Offer may be subject to backup withholding at a rate currently equal to 28%. All U.S. shareholders tendering shares pursuant to the Offer should complete and sign the IRS Form W-9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Depositary or other withholding agent). To the extent that a U.S. shareholder designates another U.S. person to receive payment, such other person may be required to provide a properly completed IRS Form W-9 or a substitute form W-9.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding may be credited against the U.S. federal income tax liability of the person subject to the backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder by timely providing the required information to the IRS.

If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, then the shareholder should write “Applied For” in the space for the TIN in Part I of the IRS Form W-9 and should sign and date the IRS Form W-9. If the Depositary or other withholding agent has not been provided with a properly certified TIN by the time of payment, backup withholding will apply. If the shares are held in more than one name or are not in the name of the actual owner, consult the instructions on the enclosed IRS Form W-9 for additional guidance on which name and TIN to report.

Certain shareholders (including, among others, corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. shareholders should provide their proper “Exempt payee” code on the IRS Form W-9. See the enclosed IRS Form W-9 for more instructions.

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Non-U.S. shareholders, such as non-resident alien individuals and foreign entities, including a disregarded U.S. domestic entity that has a foreign owner, should not complete an IRS Form W-9. Instead, to establish an exemption from backup withholding, a non-U.S. shareholder (or a shareholder’s non-U.S. designee, if any) should properly complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, signed under penalties of perjury, attesting to such exempt status (which may be obtained on the IRS website (www.irs.gov)). The Depositary or other withholding agent will generally withhold tax at a 30% rate (subject to certain exceptions) on payments made to non-U.S. shareholders pursuant to the Offer, unless the Depositary or other withholding agent determines that a reduced rate under an applicable income tax treaty or exemption from withholding is applicable. See Sections 3 and 15 of the Offer to Purchase.

Shareholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

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[Insert IRS Form W-9 and Instructions]

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The Depositary for the Offer is:

By First Class Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Registered, Certified or Express Mail, or Overnight Courier: Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Questions and requests for assistance may be directed to the Information Agent or to the Dealer Manager at their respective telephone numbers and addresses set forth below. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal, or the Notice of Guaranteed Delivery should be directed to the Information Agent. The Information Agent will promptly furnish to shareholders additional copies of these materials at the Company’s expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks and Brokers

Call Toll-Free: (800) 676-0194

The Dealer Manager for the Offer is:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks and Brokers

Call: (212) 440-9107

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